UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

Arvinas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 535-1456

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2019, the Board of Directors (the “Board”) of Arvinas, Inc. (the “Company”) increased the size of the Board to nine members and elected Leslie V. Norwalk as a director of the Company, effective immediately. Ms. Norwalk was appointed as a Class II director and will serve in accordance with the Amended and Restated Bylaws of the Company until the 2020 annual meeting of stockholders and thereafter until her successor is duly elected and qualified or until her earlier death, resignation or removal. Ms. Norwalk was also appointed to serve on the Audit Committee of the Board. Following Ms. Norwalk’s appointment, the Audit Committee is now comprised of Ms. Norwalk, Jakob Loven, Ph.D., Bradley Margus (Chair), and Kush Parmar, M.D., Ph.D.

In accordance with the Company’s director compensation program (the “Program”), Ms. Norwalk will receive (i) annual cash compensation of $35,000 for her service as a director, (ii) additional annual cash compensation of $7,500 as a member of the Audit Committee and (iii) reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Program, Ms. Norwalk was granted a stock option to purchase up to 25,846 shares of the Company’s common stock at a per share exercise price of $24.30, which was the closing price of the Company’s common stock on July 24, 2019, the date of grant. The option will vest monthly in equal amounts over a three-year period following the date of grant, subject to continued service with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: July 25, 2019	By:	/s/ Sean Cassidy
Sean Cassidy
Chief Financial Officer

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